Exhibit 99.1

FOR IMMEDIATE RELEASE

Inogen Announces First Quarter 2015 Financial Results

- Record Q1 2015 Total Revenue; Growth of 42.8% Over Q1 2014 -

- Reiterates 2015 Guidance -

Goleta, California, May 12, 2015 — Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the home care setting, today reported financial results for the three months ended March 31, 2015.

First Quarter 2015 Highlights

•	Total revenue of $33.8 million, up 42.8% over the same period in 2014.
▪	Sales revenue of $23.0 million, up 55.1% over the same period in 2014.
▪	Rental revenue of $10.7 million, up 22.0% over the same period in 2014.
•	Adjusted EBITDA of $6.4 million, representing 46.7% growth over the same period in 2014 and an 18.9% return on revenue.
•	Total units sold in Q1 2015 were approximately 11,000; an increase of 74.6% over the same period in 2014, reflecting the strong consumer demand for the Company’s products across all channels.
•	Rental patient population increased to approximately 30,000 as of March 31, 2015, reflecting growth of 30.4% over the first quarter of 2014.
•	Completed transfer of manufacturing, packaging, and shipping to the Company's new Richardson, Texas facility.

“We are off to a very solid start in 2015. Our first quarter results continue to reflect the strong demand we are seeing in the market for our innovative oxygen concentrators, particularly in our domestic and international business-to-business sales channels, where revenues grew 70.7% and 88.9%, respectively, over the same period in 2014,” said President and Chief Executive Officer, Raymond Huggenberger. “At the same time, we are also making significant progress on our strategy to drive growth through the expansion of our domestic direct-to-consumer sales force additions, physician referral networks, private payor contracts, and our continuous product innovation,” concluded Huggenberger.

First Quarter Financial Results

Total revenue for the three months ended March 31, 2015 rose 42.8% to $33.8 million, from $23.6 million in the first quarter of 2014.  Total sales revenue in the first quarter of 2015 rose 55.1% from the first quarter of 2014.  International business-to-business sales were our fastest growing revenue stream growing 88.9% over the same period in 2014.  In addition, our domestic business-to-business sales exceeded expectations growing 70.7% over the same period in 2014.  Direct-to-consumer sales were strong at 25.9% growth over the same period in 2014.  Direct-to-consumer rental revenue was our largest individual segment in the first quarter of 2015, and grew 22.0% over the same period in 2014.  Rental revenue was slightly lower than the fourth quarter of 2014 due to a higher return rate of patients on service experienced in the first quarter of 2015. While our total patient population increased by 1,600 net patients in the first quarter of 2015 compared to the fourth quarter of 2014, an increased number of our total patients were only billable for a portion of the quarter due to the timing of when the patients came on service.

Gross margin was 47.5% in the first quarter of 2015 compared to 50.5% in 2014.  Our sales gross margin was 45.4% in the first quarter of 2015 versus 49.2% in the first quarter of 2014.

The decline in sales gross margin percentage was primarily related to a shift in sales mix towards lower gross margin business-to-business revenue streams domestically and internationally versus direct-to-consumer business.  In addition, average-selling prices declined across business-to-business sales as volume increased and as we experienced pricing pressure in Europe related to the weakening euro.  Our rental gross margin was 52.0% in the first quarter of 2015 versus 52.7% in the first quarter of 2014.  The slight decline in rental gross margin percentage was primarily related to a higher return rate of patients on service in the first quarter of 2015.

This rental gross margin is consistent with prior years where we have seen lower rental gross margin in the first quarter of the year.

Operating expense was $13.5 million, or 40.0% of revenue, in the first quarter of 2015 versus $10.4 million, or 44.0% of revenue, in the first quarter of 2014. Research and development expense was $0.9 million in the quarter versus $0.6 million in 2014. The increase in research and development expense was primarily associated with additional personnel related expenses. Sales and marketing expense was $6.9 million in the quarter versus $5.7 million in 2014. The increase in sales and marketing expense was primarily associated with additional sales and sales support personnel. General and administrative expense was $5.7 million in the quarter, compared to $4.0 million in 2014. The increase included approximately $0.9 million in costs associated with the audit committee investigation that was concluded in the second quarter of 2015, and also included additional personnel related expenses and general accounting and legal fees.

Adjusted EBITDA for the three months ended March 31, 2015 rose 46.7% to $6.4 million from $4.3 million in 2014.

Net income for the three months ended March 31, 2015 increased 77.0% to $1.6 million from $0.9 million in the first quarter of 2014, or $0.08 per diluted common share on a GAAP basis compared to $0.05 on a pro-forma non-GAAP basis in the first quarter of 2014. Net income for the three months ended March 31, 2015 included $0.6 million in net expenses after taxes from the audit committee investigation.  In the first quarter of 2015, Inogen’s effective tax rate was 35.0%.

Cash and cash equivalents were $61.1 million as of March 31, 2015, an increase of $4.3 million in the quarter due to reduced working capital requirements.

Financial Outlook for 2015

The Company confirmed its 2015 revenue guidance of $133 to $137 million, which represents year-over-year growth ranging from 18.2% to 21.7%.

Inogen confirmed its 2015 Adjusted EBITDA estimate to range from $27 to $30 million, representing an approximate increase of 12.7% to 25.2% over 2014 and its 2015 net income to be in the range of $8 to $9.5 million, representing an approximate increase of 17.2% to 39.2% over 2014.  The Company expects an effective tax rate in 2015 of approximately 35%.  The one-time general and administrative operating expenses of $1.0 to $1.5 million associated with the audit committee investigation are included in this guidance, of which $0.9 million was included in general and administrative operating expenses in the first quarter of 2015.

The Company confirmed its expectation of net positive cash flow for 2015 with no additional equity capital required to meet its current plan.

Conference Call

Individuals interested in listening to the conference call today at 1:30pm PT/4:30pm ET may do so by dialing (855) 427-4393 for domestic callers or (484) 756-4258 for international callers and reference Conference ID: 24980225. To listen to a live webcast, please visit the investor relations section of Inogen's website at: www.inogen.com.

A replay of the call will be available beginning May 12, 2015 at 3:30pm PT/6:30pm ET through midnight on May 13, 2015. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 24980225. The webcast will also be available on Inogen's website for one year following the completion of the call.

Inogen has used, and intends to continue to use, its Investor Relations website, www.inogen.com/investor, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

For more information, including a copy of our most recent Corporate Presentation, visit www.inogen.com/investor.

About Inogen

Inogen is innovation in oxygen therapy. We are a medical technology company that develops, manufactures and markets innovative oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding Inogen's current estimates of full year 2015 revenue, Adjusted EBITDA, effective tax rate, cash flow, and net income; current estimates of investigation costs; expectations regarding our expansion of our domestic direct-to-consumer and physician referral networks; expectations regarding new private payor contracts; and projections for new product offerings. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue; the impact of reduced reimbursement rates, including in connection with the implementation of the competitive bidding and the newly released Center for Medicare and Medicaid Services (CMS) rules; the possible loss of key employees, customers, or suppliers; intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products; and risks relating to a recently filed securities class action lawsuit against us and certain members of our executive management team in United States District Court for the Central District of California. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; its ability to successfully launch new products and applications; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen's business and operating results are contained in Inogen's Annual Report on Form 10-K for the year ended December 31, 2014 and in Inogen's subsequent reports on Form 10-Q and Form 8-K, filed with the Securities and Exchange Commission, including Inogen’s Quarterly Report on Form 10-Q for the period ended March 31, 2015 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Use of Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three months ended March 31, 2015 and 2014. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen's core operating results. Management uses non-GAAP measures to compare Inogen's performance relative to forecasts and strategic plans and to benchmark Inogen's performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying table of this release. For future periods, Inogen is unable to provide a reconciliation of Adjusted EBITDA to net income as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, stock-based compensation, provisions for income taxes, and certain other infrequently occurring items, such as acquisition related costs, that may be incurred in the future.

Investor Relations Contact:

ir@inogen.net

805-562-0500 ext. 7

Media Contact:

Byron Myers

805-562-0503

-- Financial Tables Follow --

Balance Sheet

(unaudited)

(amounts in thousands)

	March 31,	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$61,102	$56,836
Accounts receivable	21,808	19,349
Inventories	7,792	7,616
Deferred cost of revenue	432	515
Income tax receivable	3,133	2,129
Deferred tax asset - current	4,976	4,976
Prepaid expenses and other current assets	1,284	1,122
Total current assets	100,527	92,543
Property and equipment, net	32,328	31,927
Intangible assets, net	260	270
Deferred tax asset - noncurrent	15,248	15,248
Other assets	97	97
Total assets	$148,460	$140,085
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$14,241	$11,273
Accrued payroll	4,652	4,066
Current portion of long-term debt	303	299
Warranty reserve - current	928	781
Deferred revenue	2,244	2,316
Total current liabilities	22,368	18,735
Warranty reserve - noncurrent	463	334
Deferred revenue - noncurrent	2,469	2,176
Long-term debt, net of current portion	237	315
Other noncurrent liabilities	357	375
Total liabilities	25,894	21,935
Stockholders' equity
Common stock	19	19
Additional paid-in-capital	177,668	174,824
Accumulated deficit	(55,121)	(56,693)
Total stockholders' equity	122,566	118,150
Total liabilities and stockholders' equity	$148,460	$140,085

Statements of Operations

(unaudited)

(amounts in thousands, except share and per share amounts)

	Three months ended March 31,
	2015	2014
Revenue
Sales revenue	$23,049	$14,857
Rental revenue	10,703	8,776
Total revenue	33,752	23,633
Cost of revenue
Cost of sales revenue	12,589	7,541
Cost of rental revenue, including depreciation of $2,956 and $2,257, respectively	5,140	4,154
Total cost of revenue	17,729	11,695
Gross profit	16,023	11,938
Operating expenses
Research and development	863	635
Sales and marketing	6,924	5,705
General and administrative	5,718	4,049
Total operating expenses	13,505	10,389
Income from operations	2,518	1,549
Other income (expense)
Interest expense	(7)	(133)
Interest income	12	6
Change in fair value of preferred stock warrant liability	—	36
Other income (expense)	(105)	7
Total other expense, net	(100)	(84)
Income before provision for income taxes	2,418	1,465
Provision for income taxes	846	577
Net income	$1,572	$888
Reconciliation of net income to net income (loss) attributable to stockholders:
Net income	$1,572	$888
Less deemed dividend on redeemable convertible preferred stock	—	(987)
Net income (loss) attributable to common stockholders	$1,572	$(99)
Basic net income (loss) per share attributable to common stockholders	$0.08	$(0.01)
Diluted net income (loss) per share attributable to common stockholders	$0.08	$(0.01)
Weighted-average number of shares used in calculating income per share attributable to common stockholders:
Basic common shares	19,167,585	9,437,525
Diluted common shares	20,562,040	9,437,525

Supplemental Financial Information

(unaudited)

(amounts in thousands, except units and patients)

	Three months ended March 31,
	2015	2014
Revenue by region and category
Business-to-business domestic sales	$5,880	$3,445
Business-to-business international sales	8,398	4,446
Direct-to-consumer domestic sales	8,771	6,966
Direct-to-consumer domestic rentals	10,703	8,776
Total revenue	$33,752	$23,633
Additional non-GAAP financial measures
Units sold	11,000	6,300
Net rental patients as of period-end	30,000	23,000

Reconciliation of U.S. GAAP to Pro-Forma and Non-GAAP Financial Information

(unaudited)

(amounts in thousands, except share and per share amounts)

	Three months ended March 31,
EBITDA	2015	2014
Net income	$1,572	$888
Non-GAAP adjustments:
Interest expense	7	133
Interest income	(12)	(6)
Provision (benefit) for income taxes	846	577
Depreciation and amortization	3,444	2,658
EBITDA	5,857	4,250
Change in fair value of preferred stock warrant liability	—	(36)
Stock-based compensation	518	131
Adjusted EBITDA	$6,375	$4,345

	Three months ended March 31,
Pro-forma non-GAAP results of EPS calculation	2015	2014
Net income (loss) attributable to common stockholders	$1,572	$(99)
Add deemed dividend on redeemable convertible preferred stock	—	987
Pro-forma net income	$1,572	$888
Pro-forma net income per share - basic common stock	$0.08	$0.05
Pro-forma net income per share - diluted common stock	$0.08	$0.05
Denominator:
Pro-forma weighted-average common shares - basic common stock	19,167,585	16,404,677
Pro-forma weighted-average common shares - diluted common stock	20,562,040	18,373,886